UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 25, 2019

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 25, 2019 the Board of Directors (the “Board”) of Columbia Sportswear Company (the “Company”) appointed Kevin Mansell to the Board as an independent director, effective immediately. A copy of the press release announcing Mr. Mansell's appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Mansell will also serve as a member of the Nominating and Corporate Governance Committee and the Audit Committee.
There was no arrangement or understanding pursuant to which Mr. Mansell was elected as a director.
In connection with Mr. Mansell’s service as a director, he will be entitled to the Company’s customary compensatory arrangement for outside directors, including an annual retainer of $70,000 for Board service and an annual retainer of $10,000 for service on each of the Nominating and Corporate Governance Committee and Audit Committee. Mr. Mansell will also be entitled to receive an annual equity award comprising a stock option grant valued at $70,000 and a grant of time-based restricted stock units valued at $70,000. One hundred percent of the stock option becomes exercisable and one hundred percent of the shares of restricted stock units vest on May 1 following the date of grant (the “Vest Date”). Mr. Mansell may elect to receive equity compensation in lieu of all or half of the $70,000 annual Board service fee, and he may elect how he wishes to allocate this amount between stock options and restricted stock unit awards that vest in full on the Vest Date.
In addition, in connection with his service as a director prior to the Company's 2019 annual meeting of shareholders, Mr. Mansell will receive a prorated portion of each of the annual retainer, the Nominating and Corporate Governance Committee and the Audit Committee retainers, the annual equity award, and reasonable out-of-pocket expenses incurred in attending any Board or committee meetings that take place prior to the 2019 annual meeting of shareholders.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 25, 2019, the Board approved an amendment to the Company’s 2000 Restated Bylaws, as amended (“Restated Bylaws”), to increase the maximum number of authorized directors from eleven to twelve, as set forth in the Amendment to 2000 Restated Bylaws, as amended, of the Company. A copy of the Company’s 2000 Restated Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.2	2000 Restated Bylaws of Columbia Sportswear Company, as amended, effective March 25, 2019.
99.1	Press Release, dated March 25, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: March 26, 2019	By:	/S/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer and General Counsel